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EXHIBIT 11

ITEM 14(c)

EMERGENT GROUP, INC.

COMPUTATION OF EARNINGS PER SHARE

                                                                   For the Years Ended December 31,      For the Six
                                                                 -----------------------------------     Months Ended
                                                                 1993           1994           1995     June 30, 1996
                                                                 ----           ----         -------    -------------
                                                                          (In thousands, except per share data)
Income (loss) Applicable to Common Stock
  Income from continuing operations                           $      824    $     1,792      $   4,581   $     3,436
  Income from discontinued operations                         $      260    $       546        ($3,924)          ---
  Cumulative effect of change in accounting method            $      113            ---            ---           ---
                                                              ------------------------------------------------------
    Net Income                                                $    1,197    $     2,338      $     657   $     3,436
                                                              ======================================================

Primary Earnings Per Share Computation
  Weighted average number of shares
    outstanding during the year                                6,551,508      6,669,343      6,464,582     6,490,710
  Dilutive effect of Common Stock options
    and warrants based on the average
    market price                                                     ---         19,391        203,610       236,964
                                                              ------------------------------------------------------
                                                               6,551,508      6,688,734      6,668,192     6,727,674
                                                              ======================================================

Per share amounts:
  Income from continuing operations before
    cumulative effect of change in accounting method          $     0.13    $      0.27      $    0.69   $      0.51
  Income from discontinued operations                         $     0.04    $      0.08         ($0.59)          ---
                                                              ------------------------------------------------------

  Income before cumulative effect of change in
    accounting method                                         $     0.17    $      0.35      $    0.10   $      0.51
  Cumulative effect of change in accounting method            $     0.01            ---            ---          ----
                                                              ------------------------------------------------------
    Net Income                                                $     0.18    $      0.35      $    0.10   $      0.51
                                                              ======================================================

Fully Diluted Earnings Per Share Computation
  Weighted average number of shares
    outstanding during the year                                6,551,508      6,669,343      6,464,582     6,490,710
  Dilutive effect of Common Stock options
    and warrants based on the average
    market price                                                     ---         19,391        203,610       236,964
                                                              ------------------------------------------------------
                                                               6,551,508      6,669,734      6,668,192     6,727,674
                                                              ======================================================
Per share amounts:
  Income from continuing operations before
    cumulative effect of change in accounting method          $     0.13    $      0.27      $    0.69   $      0.51
  Income from discontinued operations                         $     0.04    $      0.08         ($0.59)  $      0.00
                                                              ------------------------------------------------------
  Income before cumulative effect of change in
    accounting method                                         $     0.17    $      0.35      $    0.10   $      0.51
  Cumulative effect of change in accounting method            $     0.01            ---            ---           ---
                                                              ------------------------------------------------------
    Net Income                                                $     0.18    $      0.35      $    0.10   $      0.51
                                                              ======================================================
